99 Cents Only Stores to Announce Its Year-End 2004 and Fourth Quarter 2004 Earnings on June 30, 2005

Announces Restatement of Financial Statements Related to Lease Accounting and Depreciation


CITY OF COMMERCE, Calif.--(BUSINESS WIRE)--June 29, 2005--99 Cents Only Stores(R) (NYSE:NDN - News) will issue a press release announcing its year-end 2004 and unaudited fourth quarter 2004 earnings on Thursday, June 30, 2005, at 6:00 A.M. PDT. A conference call to discuss the earnings release is scheduled for Thursday, June 30, 2005, at 11:00 A.M. PDT.

As previously announced, following a review undertaken by the Company and discussions with its current and former independent registered public accountants, and in response to views expressed by the Chief Accountant of the Securities and Exchange Commission ("SEC") in a February 7, 2005, letter to the American Institute of Certified Public Accountants, the Company will be restating its financial statements for 2002, 2003, and the first three quarters of 2004 for its accounting for operating lease rent holidays, and its accounting for leasehold improvements funded by landlord incentives or allowances under operating leases (tenant improvement allowances). In addition, the Company has completed the previously reported analysis of useful lives used to depreciate certain building and leasehold improvements and determined, in consultation with its current and former independent registered public accountants, that a restatement of these prior period financial statements is required to reflect adjustments to these useful lives to periods longer than initially assigned, in order to properly reflect the economic lives of these assets. The amount of these adjustments to each prior period will be disclosed in the earnings release. These adjustments are non-cash and have no impact on the Company's cash flows, cash position or revenues. All prior periods once restated, as well as the fourth quarter of 2004, were profitable. The Company remains profitable and debt free with a strong cash position.

If you would like to participate in the Company's earnings conference call, please phone the Link conference call operator at 1-206-315-1857 (U.S. and Canada) about nine minutes before the call is scheduled to begin and hold for an operator to assist you. Please inform the operator that you are calling in for 99 Cents Only Stores' 2004 Fourth Quarter Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position if requested.

A recorded version of the call will be made available approximately four hours after completion of the call and will remain available for seven days after the conference call. To access the recorded version, dial 1-913-383-5767, PASSCODE:
4071.

A copy of the Company's press release announcing its earnings and any other financial and statistical information about the period to be presented in the conference call will be available at the section of the Company's website entitled "Investor Relations" at www.99only.com.

99 Cents Only Stores, the nation's oldest existing one-price retailer, operates 224 retail stores in California, Texas, Arizona and Nevada and a wholesale division called Bargain Wholesale. The


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Company's newest store will open Thursday, June 30, in Pomona, California. 99
Cents Only Stores emphasizes name-brand consumables priced at excellent values in attractively merchandised stores, where nothing is ever over 99 cents. The Company's New York Stock Exchange symbol is NDN.

We have included statements that may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "except," "estimate," "anticipate," "predict," "believe," and similar expressions and variations thereof are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements as such statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including the risk factors contained in the Section "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99 Cents Stores(R) news releases available at www.99only.com.


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Contact:
     99 Cents Only Stores(R), City of Commerce, Calif.
     Jeff Kniffin, 323-881-1239